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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 8, 1998
                                                ---------------------


                       Salomon Smith Barney Holdings Inc.
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             (Exact name of registrant as specified in its charter)


    Delaware                        1-4346                     22-1660266
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    (State or other              (Commission                 (IRS Employer
    jurisdiction of              File Number)                Identification No.)
    incorporation)

    388 Greenwich Street,   New York, NY                       10013
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    (Address of principal executive offices)                  (Zip Code)

                                 (212) 816-6000
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              (Registrant's telephone number, including area code)





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                       SALOMON SMITH BARNEY HOLDINGS INC.
                           CURRENT REPORT ON FORM 8-K




ITEM 5.  OTHER EVENTS.

         At 12:01 a.m., Eastern time, on October 8, 1998 (the "Effective Time"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 5, 1998, between Travelers Group Inc. ("Citigroup"), a Delaware corporation and the parent of Salomon Smith Barney Holdings Inc. ("SSBH"), and Citicorp, a Delaware corporation, as modified, Citicorp merged with and into Citi Merger Sub Inc. (the "Subsidiary"), a Delaware corporation and a wholly owned subsidiary of Citigroup (the "Merger"). In connection with the Merger, the Subsidiary, which continued as the surviving corporation in the Merger, changed its name to Citicorp, and Travelers Group Inc. changed its name to Citigroup Inc. The Merger was a tax-free exchange.

         On October 8, Citigroup announced that SSBH will report a net loss in the 1998 third quarter of approximately $325 million, reflecting after-tax losses of approximately $700 million related to Global Arbitrage and Russia credit losses, which includes amounts previously reported on a Current Report on Form 8-K dated August 31, 1998.





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  October 14, 1998                SALOMON SMITH BARNEY HOLDINGS INC.


                                            By:  /s/ Charles W. Scharf
                                                 ---------------------------
                                                 Charles W. Scharf
                                                 Chief Financial Officer